UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 15, 2007

CYPLASIN BIOMEDICAL LTD.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-52057

(Commission File Number)

47-0930829

(IRS Employer Identification No.)

207 – 2525 Quebec Street, Vancouver, British Columbia, Canada V5T 4R5

(Address of principal executive offices and Zip Code)

(604)-731-1412

Registrant's telephone number, including area code

GLASS WAVE ENTERPRISES, INC.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This current report contains forward-looking statements as that term is defined in section 27A of the United States Securities Act of 1933, as amended, and section 21E of the United States Securities Exchange Act of 1934, as amended. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "intends", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential", or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause our or our industry's actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainty of financial estimates and projections, the competitive and regulatory environment for cancer treatments, stock market conditions, unforeseen technical difficulties and our ongoing ability to operate a business and obtain financing. These forward-looking statements are made as of the date of this current report, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Although we believe that our beliefs, plans, expectations and intentions contained in this current report are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-KSB for the 2005 fiscal year, our quarterly reports on Form 10-QSB and our other periodic reports filed from time-to-time with the Securities and Exchange Commission pursuant to the Securities Exchange Act.

As used in this current report and unless otherwise indicated, the terms "we", "us" and "our" refer to Glass Wave Enterprises, Inc. Unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to "common shares" refer to the common shares in our capital stock.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

ASSET PURCHASE WITH CHRISTIAN PETZELT

On February 1, 2007, we entered into an asset purchase agreement with Christian Petzelt to acquire certain intellectual property pertaining to cancer treatments, specifically protein molecules, for potential applications in treating various cancers. The closing of the transactions contemplated in the asset purchase agreement and the acquisition of the intellectual property occurred on February 15, 2007. In accordance with the closing of the asset purchase agreement, we issued 21,000,000 shares of our common stock on a post six point two (6.2) for one forward split basis to Christian Petzelt in exchange for the acquisition, by our company, of such intellectual property.

In connection with the closing of the asset purchase agreement on February 15, 2007, we cancelled 53,320,000 post-split shares of our common stock held by Chester Ku and Bianca Knop and issued 500,000 post-split shares of our common stock pursuant to the closing of a private placement.

Our company had 38,984,000 common shares issued and outstanding as of February 16, 2007 as a result of the issuance of 21,000,000 post-split shares of our common stock, the cancellation of 53,320,000 post-split shares of our common stock and the issuance of 500,000 post-split shares of our common stock. After giving effect to the private placement and stock cancellation, Christian Petzelt held approximately 53.9% of the issued and outstanding common shares of our company.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

In connection with the closing of the asset purchase agreement on February 15, 2006, our company issued 21,000,000 post-split shares of our common stock to Christian Petzelt. We issued the common shares in an offshore transaction in reliance upon Regulation S and/or Section 4(2) of the Securities Act of 1933 to non-U.S. Persons (as that term is defined in Regulation S under the Securities Act of 1933).

On February 15, 2007, we closed a private placement of 500,000 Units for gross proceeds of $500,000. Each Unit consists of one common share and one common share purchase warrant. Each common share purchase warrant is exercisable into one common share at a price of $1.25 per warrant share for a period of twenty-four months. The proceeds will be used for working capital. We issued all of the 500,000 common shares to a non U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

ITEM 5.01 CHANGES IN CONTROL OF THE REGISTRANT.

Upon the closing of the asset purchase agreement on February 15, 2007, we issued 21,000,000 shares of our common stock on a post six point two (6.2) for one forward split basis to Christian Petzelt in exchange for the acquisition, by our company, of certain intellectual property pertaining to cancer treatments. The issuance was a result of the closing of the asset purchase agreement which occurred on February 15, 2007 among our company and Christian Petzelt. As a result of the asset purchase agreement, Christian Petzelt owns approximately 53.9% of the issued and outstanding common shares of our company. The issuance of the 21,000,000 common shares of our company resulted in a change of control of our company.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

In connection with the closing of the asset purchase agreement, Chester Ku resigned as President, Secretary, Treasurer and a Director of our company and Bianca Knop resigned as our Vice President and Director. Immediately prior to the resignations of Chester Ku and Bianca Knop, we appointed Garth Likes as our President, Chief Executive Officer and Director, Christian Petzelt as our Chief Scientific Officer and Director and Geoffrey Galley and Lennie Ryer as Directors.

Business Experience

The following is a brief account of the education and business experience during at least the past five years of our new directors and executive officers, indicating their principal occupations during that period, and the names and principal businesses in which such occupations or employment were carried out.

Christian Petzelt, Chief Scientific Officer and a Director

Professor Petzelt graduated with a PhD from the University Munster in Germany in 1968. Professor Petzelt from 1988 – 1995, was Founder and Head of the International Laboratory of Marine Biology, Ile d’Yeu, France, where he made important discoveries related to cyplasin. Since 1996, Mr. Petzelt has served as an Associate Professor of Cell Biology at Humbolt University Berlin and in parallel from 1995 to 2005; he served as the Head of Experimental Anaesthesiology at the University Hospital Charité, Berlin, Germany. Professor Petzelt is also the Founder in 2004 of MARINPHARM located just outside of Berlin.

Mr. Petzelt is a member of the Cell Biology Panel of UNESCO/ICRO and is a member of the Editorial Board of “Cancer Cell International”. His experiences include an extensive list of publications as well as:

•	Four patents: Two on cyplasin and two on Xenon as neuroprotectant
•	Main focus: Regulation of cell cycle and initiation of cell death

Geoffrey Galley, Director

Since 2002, Mr. Galley has served as the Chief Executive Officer of Farnborough Aircraft Corporation Ltd. He was able to design, develop, manufacture and certify a new type of turbo prop jet airplane for use by business and multinational corporations. He has recently sold a large number of these planes for delivery to Saudi Arabia.

Prior to this Mr. Galley has been responsible for development of multiple health care and ophthalmic products and has sold patents and private businesses to companies such as Cooper Vision which is a large international ophthalmic/contact lens company. Mr. Galley has served on the boards of multiple private companies.

Lennie Ryer, Director

Since 2001, Mr. Ryer has served as the Chief Financial Officer and Vice President of Finance of ConjuChem Biotechnologies Inc., a company listed on the TSX-Venture Exchange (TSX-V:CJB). From 1999 to 2001, he served as Chief Financial Officer and Vice President of Finance at Paladin Labs Inc., a specialty pharmaceutical firm. Mr. Ryer was formerly the managing partner of the Montreal office of BDO Dunwoody, an international firm of Chartered Accountants. During his eighteen years in public practice, Mr. Ryer specialized in mergers and acquisitions and taxation. Mr. Ryer holds a B.Comm degree from McGill University and a degree in Public Accountancy from McGill University Faculty of Graduate Studies. He holds a Chartered Accountant designation from the Institutes of Ontario and Quebec, is a member of the Canadian Tax Foundation, and holds a designation as a Certified Fraud Examiner. He is conversant with US GAAP accounting procedures.

Garth Likes, President, Chief Executive Officer and Director

Mr. Likes is a co-founder and the President and Chief Executive Officer of Cyplasin Biomedical Inc. Mr. Likes is also a member of the board of directors and a chair of the Audit Committee of Lab Research Inc., a preclinical research contract research company (CRO) located in Montreal, Canada.

From November 2004 to November 2006, he was the Chief Operating Officer of SciMed Laboratories. Additionally, from February 2003 to November 2005, Mr. Likes was the Vice President of Business Development for InNexus Biotechnology, a company listed on the TSX-Venture Exchange (TSX-V:IXS) and the OTC:BB (IXSBF). Also, from February 2004 to July 2004, Mr. Likes was the Vice President of Business and Marketing Development of Quest Pharma (formerly Altachem Pharma,) a company listed on the TSX-Venture Exchange (TSX-V:QPT). Mr. Likes also served as the Vice President of Business Development for URRMA Biopharma from May 2002 to March 2004. Mr Likes was also Co-founder, Executive Vice President, member of the executive committee and a board member of Helix Biopharma a company listed on the Toronto Stock Exchange (TSX:HBP) and Frankfurt exchanges.

Mr. Likes graduated from the University of Alberta with a B.Sc. in Microbiology/Biochemistry. He attended the University of Calgary M.Sc,. program studying medical microbiology. Mr. Likes is enrolled in the M.BA. program at the University of Phoenix. He also graduated with a Marketing Diploma from York University Toronto.

Family Relationships

There are no family relationships between any of our directors, executive officers and proposed directors or executive officers.

Certain Relationships and Related Transactions

In connection with the closing of the asset purchase agreement, we issued to Christian Petzelt, our Chief Scientific Officer and Director, 21,000,000 post-split shares of our common stock.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

Effective February 16, 2007, we completed a merger with our subsidiary, Cyplasin Biomedical Ltd. As a result, we have changed our name from “Glass Wave Enterprises, Inc.” to “Cyplasin Biomedical Ltd.” We changed the name of our company to better reflect the direction and business of our company.

In addition, effective February 16, 2007 we have effected a six point two (6.2) for one (1) forward stock split of our authorized, issued and outstanding common stock. As a result, our authorized capital has increased from 75,000,000 shares of common stock with a par value of $0.001 to 465,000,000 shares of common stock with a par value of $0.001. Our issued and outstanding share capital has increased from 11,420,000 shares of common stock to 70,804,000 shares of common stock.

ITEM 7.02 REGULATION FD DISCLOSURE

The name change and forward stock split became effective with NASDAQ’s Over-the-Counter Bulletin Board at the opening for trading on February 16, 2007 under the new stock symbol “CYPL”. Our new CUSIP number is 232664 102.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

99.1	Articles of Merger filed with the Secretary of State of Nevada on February 13, 2007 and which is effective February 16, 2007.
99.2	Certificate of Change filed with the Secretary of State of Nevada on February 13, 2007 and which is effective February 16, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYPLASIN BIOMEDICAL LTD.

/s/ Garth Likes

Garth Likes

President

Date: February 21, 2007

CW983613.1